Exhibit 99.3

Report of Independent Auditors

To the Stockholders of DashAmerica, Inc.

  (d/b/a Pearl Izumi)

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of DashAmerica, Inc. and its subsidiaries (the “Company”) at December 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

April 26, 2005

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Consolidated Balance Sheet

December 31, 2004

(In Thousands, Except Share and Per Share Data)

2004
Assets
Current assets
Cash	$1,816
Accounts receivable, less allowance for doubtful accounts of $307	6,131
Inventories, net (Note 3)	12,784
Current deferred tax asset (Note 11)	518
Prepaid expenses and other current assets	405

Total current assets	21,654

Property and equipment, net (Note 4)	1,453
Trademark, less accumulated amortization of $1,708	2,607
Distribution agreement and technology and trademark license, less accumulated amortization of $134	44
Long-term deferred tax asset (Note 11)	174
Footwear Molds, less accumulated amortization of $227 (Note 1)	442
Other assets	190

Total assets	$26,564

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$440
Current portion of long-term debt (Note 6)	600
Current portion of capitalized lease obligations (Note 7)	14
Accrued liabilities	3,628

Total current liabilities	4,682

Long-term obligations
Capitalized lease obligations, net of current portion (Note 7)	21
Long-term debt, net of current portion and unamortized discount (Note 6)	427

Total long-term obligations	448

Commitments (Notes 5, 7 and 8)
Stockholders’ equity
Common stock, $.01 par value - 15,000,000 shares authorized; 11,535,348 issued and outstanding	116
Additional paid-in capital	27,996
Accumulated deficit	(6,347)
Accumulated other comprehensive loss	(331)

Total stockholders’ equity	21,434

Total liabilities and stockholders’ equity	$26,564

The accompanying notes are an integral part of these financial statements.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2004

(In Thousands)

2004
Revenue
Sales	$52,928
Returns	(2,310)
Discounts	(1,246)

Net sales	49,372
Cost of sales	25,482

Gross profit	23,890
Operating expenses
Marketing and sales	14,079
General and administrative	4,535

Total operating expenses	18,614

Operating income	5,276
Other income (expense)
Interest income	18
Interest expense	(189)
Gain on foreign currency transactions	375
Other expense, net	(217)

Total other expense	(13)

Income before income taxes	5,263
Income tax expense	(1,729)

Net income	3,534
Other comprehensive loss
Currency translation adjustment	(49)

Comprehensive income	$3,485

The accompanying notes are an integral part of these financial statements.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Consolidated Statement of Changes in Stockholders’ Equity

Year Ended December 31, 2004

(In Thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount
Balances at December 31, 2003	11,365	$114	$27,849	$(9,881)	$(282)	$17,800
Foreign currency translation adjustment	—	—	—	—	(49)	(49)
Common stock issued	170	2	100	—	—	102
Tax benefit from stock options exercised	—	—	47	—	—	47
Net income	—	—	—	3,534	—	3,534

Balances at December 31, 2004	11,535	$116	$27,996	$(6,347)	$(331)	$21,434

The accompanying notes are an integral part of these financial statements.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Consolidated Statement of Cash Flows

Years Ended December 31, 2004

2004
Cash flows from operating activities
Net income	$3,534
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	910
Change in inventory reserve	(1)
Change in allowance for doubtful accounts	(116)
Loss on disposal of property and equipment	1
Amortization of debt discount	161
Deferred income tax benefit	471
Leasehold improvement allowances received	31
Tax benefit from stock options exercised	47
Changes in assets and liabilities, net of acquisition
Accounts receivable	(1,580)
Inventories	(3,379)
Prepaid expenses and other assets	(286)
Accounts payable and accrued liabilities	724

Net cash provided by operating activities	517

Cash flows from investing activities
Purchase of property and equipment	(543)
Purchase of footwear molds	(589)
Purchase of assets and liabilities of Shore Sportsworks GmbH	(63)
Proceeds from sale of property and equipment	1

Net cash used in investing activities	(1,194)
Cash flows from financing activities
Principal payments on long-term debt	(600)
Principal payments on capital lease obligations	(17)
Proceeds from issuance of common stock	29

Net cash used in financing activities	(588)
Effect of exchange rate changes on cash	(326)

Net change in cash	(1,591)
Cash and cash equivalents
Beginning of year	3,407

End of year	$1,816

Supplemental disclosures of cash flow information
Cash payments for interest	$28
Cash payments for taxes	1,522
Supplemental disclosure of noncash acquisition of Shore Sportsworks GmbH
Acquisition of furniture and equipment	157
Acquisition of goodwill	15
Liabilities assumed	99
Common stock issued	73

The accompanying notes are an integral part of these financial statements.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

1.	Organization and Significant Accounting Policies

Operations

DashAmerica, Inc., doing business as Pearl Izumi, was organized in January 1989 for the purpose of producing and distributing sporting goods apparel under the Pearl Izumi brand name. Initially the products were designed and/or manufactured by Pearl Izumi of Japan. Currently all products are designed and/or manufactured by DashAmerica, Inc. The Company’s wholly owned European subsidiary, Pearl Izumi GmbH, established in September, 2003, distributes products outside the United States operating primarily in Germany, Italy, the United Kingdom and the Netherlands. Prior to 2004 its European subsidiary, Pearl Izumi Europe B.V., distributed products outside of the United States operating in the same locations and manner as Pearl Izumi GmbH. Pearl Izumi GmbH was established as the operations are mainly based in Germany. Pearl Izumi Europe B.V. will be retained as an inactive subsidiary. Pearl Izumi and its subsidiary’s customers are concentrated in the sportswear industry. Credit risk is generally not significant due to the diversity and geographic distribution of their customers.

Principles of Consolidation

The consolidated financial statements include the accounts of Pearl Izumi and its wholly owned subsidiaries (collectively, the “Company”). All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market using the standard cost method, which approximates actual (Note 3).

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years); fixed assets subject to capital leases and leasehold improvements are amortized over their useful lives or lease terms, whichever is shorter. Gains or losses on disposal of property and equipment are recorded at gross proceeds less net book value (Note 4).

Foreign Currency Translation

Assets and liabilities of the foreign subsidiaries, whose functional currency is the Euro, are translated into U.S. dollars using the period-end exchange rate, and revenues and expenses are translated using the average exchange rate during each period. Net exchange gains or losses resulting from the translation of foreign financial statements are accumulated and credited or charged directly to a separate component of other comprehensive income. Transaction gains or losses are recorded in the consolidated statement of operations as incurred.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

Revenue Recognition

Sales of the Company’s products are recognized upon shipment to distributors or customers, which is when title of the goods has transferred, there is persuasive evidence of an agreement or arrangement, the price is fixed and determinable, and collection is reasonably assured. Net sales are arrived at after returns and discounts. Discounts are given for timely payment.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2004 was $810.

Income Taxes

The Company records taxes using the liability method. Under this method, deferred tax assets and liabilities are computed for the expected future impact of temporary differences between the financial statement and income tax bases of assets and liabilities using current income tax rates, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred tax is not recognized on the translation of foreign earnings as these are reinvested in those foreign entities.

Amortization of Other Assets

The trademark and license agreements are recorded at cost. The Company amortizes its trademark using the straight-line method over the estimated useful life, which is 20 years. The Company amortizes its license agreement using the straight-line method over the life of the agreement, or approximately 20 years.

Amortization of Footwear Molds

The footwear molds are recorded at cost. The Company amortizes its footwear molds based on number of units produced over the estimated useful life of the molds.

Impairment of Long-Lived Assets

The Company provides for the impairment of long lived assets in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), Accounting for the Impairment of Long Lived Assets. The Company reviews the recoverability of its long-lived assets (property, plant and equipment and trademarks) when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. The Company recognizes an impairment of long-lived asset if the carrying value of the long-lived asset is not recoverable from its estimated future cash flows. The Company measures an impairment loss as the difference between the carrying amount of the asset and its estimated fair value. There were no impairment charges during fiscal 2004.

Amortization of Discount on Debt

The Company amortizes the debt discount using the effective interest method over the term of the debt. The related expense is recorded as interest and was computed at an effective rate of approximately 13.0% for the year ended December 31, 2004.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

Stock-Based Compensation

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock compensation expense related to employees. Had compensation expense for the Company’s stock option plan been determined based on fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), the Company’s net income would have been decreased to the pro forma amounts indicated below for the year ended December 31:

2004
Net income, as reported	$3,534
Stock based compensation expense under the fair value based method for all awards, net of tax	(13)

Net income, pro forma	$3,521

In accordance with the guidance provided under SFAS No. 123, fair values are based on minimum values. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the year ended December 31, 2004: dividend yield of zero; expected volatility of zero; risk-free interest rates ranging from 1.09% to 2.59% and an expected term ranging from one to four years. The risk-free interest rate used in the calculations is the yield on the grant date of the average U.S. Government Security with a maturity equal to the expected term of the award.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which replaces SFAS No. 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized by non-public companies in the financial statements based on their fair values as of the beginning of the first annual reporting period that begins after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing sharebased payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive method would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is required to adopt SFAS No. 123R in fiscal 2006 and is currently evaluating the effect that the adoption will have on the financial statements.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

Use of Estimates

The Company has prepared these financial statements in conformity with generally accepted accounting principles which require the use of management’s estimates. Actual results could differ from the estimates used.

2.	Asset Purchases

In January 2004, in order to strengthen the Company’s European operations, the Company purchased the assets and assumed certain liabilities of Shore Sportworks GmbH (“Shore”), a sports apparel distributor located in Germany with multiple sales representatives and dealer relationships in Europe. Shore sales of Pearl Izumi products were approximately $6,400 in 2003.

The purchase price was 50,000 shares of common stock of DashAmerica, Inc. valued at the date of acquisition at € 58 ($73). The assets acquired included an amount of € 124 ($157) for office and computer equipment, and € 12 ($15) for goodwill. The liabilities assumed amounted to € 79 ($99), comprised of a pension indemnity obligation.

The seller is eligible to receive additional cash payments of 3% of the annual increase in net revenues of Pearl Izumi brand products in Europe for the years ending December 31, 2004, 2005 and 2006. The amount of additional cash payment for 2004 of € 33 (approximately $45) was paid in 2005. This amount and future additional cash payments, if any, will be recognized as an additional cost of the acquisition.

3.	Inventories

Net inventories consisted of the following at December 31:

2004
Raw materials	$1,259
Work in process	249
Finished goods	12,079
Less reserve for obsolete inventory	(803)

$12,784

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

4.	Property and Equipment

Property and equipment consists of the following:

2004
Property and equipment
Furniture and equipment	$6,260
Manufacturing equipment	257
Leasehold improvements	2,283

8,800
Less: Accumulated depreciation and amortization	(7,347)

Property and equipment, net	$1,453

Depreciation expense for the year ended December 31, 2004 was approximately $459.

At December 31, 2004, there were approximately $5,890 of fully depreciated assets included in the property and equipment balance on the accompanying consolidated balance sheet.

5.	Distribution Agreement and Technology and Trademark License

In May 1989, the Company entered into its initial license and distribution agreements with Pearl Izumi of Japan (“Pearl Izumi”), a minority stockholder. The agreements, as amended in January 1992 and October 1996, give the Company exclusive distribution and manufacturing rights of Pearl Izumi products in North and South America, Europe, Australia, the Middle East and Africa. The agreements also provide for (i) the use of the Pearl Izumi brand name and registered trademarks, (ii) the distribution of the entire Pearl Izumi product line, (iii) the right to manufacture Pearl Izumi products, and (iv) the option to purchase the Pearl Izumi U.S. registered trademark. On January 9, 1997, the Company exercised its option and entered into an agreement to purchase the Pearl Izumi U.S. registered trademarks.

Under the agreements, the Company is obligated to pay royalties of 2% of non-United States net sales less certain promotional items through January 1, 2012, with subsequent renewals available thereafter. Royalty expense of $215 is included in cost of sales for the year ended December 31, 2004.

In February 2005 the Company entered into a purchase agreement for all right, title and interest in and to all trademarks and service marks relating to the Pearl Izumi brand in all territories outside of the United States with the exception of selected countries in Asia and the Middle East. The

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

purchase price of $6,600 includes an initial payment of $300 and a $6,300 non-interest bearing note. Future payments stated at gross principal amounts are as follows.

Year Ending December 31
2006	$300
2007	600
2008	600
2009	600
2010	600
2011	600
2012	600
2013	600
2014	600
2015	600
2016	600

$6,300

6.	Banking Arrangements and Long-Term Debt

Outstanding debt consists of the following at December 31:

2004
Note Payable to bank
Revolving line of credit; variable interest at the bank’s prime rate plus .25% at December 31, 2004, collateralized by all business assets of the Company	$—
Note payable to corporation
Note payable to a minority stockholder, due in quarterly installments of $150 bearing no interest; collateralized by the Pearl Izumi trademark; matures December 31, 2006, net of unamortized discount on debt of $173 at December 31, 2004	$1,027

Total debt	1,027
Less: Current portion	(600)

Total long-term debt	$427

In January 2004, the Company entered into a borrowing agreement with Wells Fargo Bank, NA for a $5,000 revolving line of credit note and terminated its borrowing agreement with Wells Fargo Business Credit. The line of credit has borrowing covenants that the Company must comply with throughout the year, including restrictions relating to financial ratios, capital expenditures and dividend payments. There were no letters of credit outstanding at December 31, 2004. The line of credit has a borrowing base limited to the lesser of $5,000 or 80% to 85% of eligible accounts receivable and 25% to 50% of eligible inventory less the amount of funds required to be available, which totaled approximately $3,680 at December 31, 2004. The line of credit requires the Company to direct all payments constituting collateral to its lockbox account. Lockbox funds are

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

available for use only after obligations on the line of credit have been paid in full. The Company was in compliance with all loan covenants at December 31, 2004.

Future gross maturities of long-term debt at December 31, 2004 are as follows. The amounts are stated at gross principal amounts and do not include a related unamortized discount of $173.

Year Ending December 31
2005	$600
2006	600

$1,200

7.	Lease Commitments

The Company leases its buildings under operating leases. Rental expense for the year ended December 31, 2004 approximated $703. The Company currently leases office, warehouse and distribution facilities in Broomfield, Colorado, and retail facilities in Silverthorne, Colorado; Park City, Utah; Dawsonville, Georgia; Gilroy, California; Vacaville, California; North Conway, New Hampshire; Aurora, Illinois; Bend, Oregon and South Lake Tahoe, California. The Company is obligated to pay its pro rata share of taxes, insurance, maintenance and other expenses associated with the properties.

The Broomfield lease expires on November 30, 2005 and may be extended for an additional three-year term. During December 2000, the Company entered into a sublease agreement for a portion of the Broomfield office, which resulted in approximately $45 in rental income during 2004. The sublease contract was amended in April of 2004 to continue on a month to month basis.

The Kirchzarten, Germany lease expires on December 31, 2005.

The Silverthorne lease expired on November 30, 2003 and was extended for an additional one-year term. In July 2004, the Silverthorne lease was amended and extended. The amended lease expires on November 30, 2009. As a part of the lease agreement, the Company must pay an incremental rent of 4% of sales over $1,500 in 2004. No amounts incremental rent were paid in 2004.

In January 2004, the Park City lease was extended for an additional three years through December 2006. As a part of the lease agreement, the Company must pay an incremental rent of 4% of sales over $1,093 in 2004. No amounts of incremental rent were paid in 2004.

Effective March 2, 2004 the Dawsonville, Georgia lease was amended to change base rent to 10% of net sales. As a part of this lease, the Company must pay an incremental rent of 7% of sales over Base Gross Sales. Base Gross Sales are calculated as the quotient of the annual rent divided by 7%. The amended lease expired on February 28, 2005. In November 2004, the Company negotiated a new five year operating lease commencing in February 2005 at a new location in Dawsonville. The lease may be cancelled at the option of the Company if certain gross sales thresholds are not met in the second year of the agreement.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

The Gilroy, California lease expires on November 5, 2006. The lease may be cancelled at the option of the Company or the landlord if certain gross sales thresholds are not met by the store during the second year of the agreement. To date neither party has opted to cancel the agreement. Additionally, the Company must pay an incremental rent of 7% of sales over Base Gross Sales. Base Gross Sales are calculated as the quotient of the annual rent divided by 7%.

The Vacaville, California lease expires on April 30, 2007. Additionally, the Company must pay an incremental rent of 6% of sales over Base Gross Sales. Base Gross Sales are calculated as the quotient of the annual rent divided by 6%.

No amounts of incremental rent were paid in 2004 for Dawsonville, Gilroy or Vacaville.

The North Conway, New Hampshire lease expires on January 31, 2009. The lease can be cancelled at the option of the Company if certain gross sales thresholds are not met by the store during the second year of the agreement.

The Aurora, Illinois lease expires on May 31, 2009. The lease can be cancelled at the option of the Company or the landlord if certain gross sales thresholds are not met by the store during the third year of the agreement. Additionally, the Company must pay an incremental rent of 9% of sales over base Gross Sales. Base Gross Sales are calculated as the quotient of the annual rent divided by 9%.

The Bend, Oregon lease expires on May 31, 2009. The lease can be cancelled at the option of the Company or the landlord if certain gross sales thresholds are not met by the store during the third year of the agreement. Additionally, the Company must pay an incremental rent of 6% of sales over Annual Gross Sales.

In December 2004, the Company entered into a five year operating lease for a store in South Lake Tahoe, California, which expires on November 30, 2009. The Company must pay an incremental rent of 6% of sales of sales over $614.

No amounts of incremental rent were paid in 2004 for Aurora, Bend or South Lake Tahoe.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

Future minimum lease payments under the above referenced, long-term operating leases are as follows:

Facilities lease
2005	$708
2006	430
2007	261
2008	232
2009	180
2010	3

$1,814

Minimum lease payments do not include contingent rentals that may be payable under certain leases.

The Company also leases equipment, which is capitalized for financial reporting purposes. The related lease agreements are collateralized by the related capital equipment. Equipment under capital leases include the following at December 31:

2004
Furniture and equipment	$55
Less: Accumulated amortization	(20)

$35

In addition to equipment that was on hand at December 31, 2004 a new copier lease was entered into in March 2005. The total minimum lease payments that relate to this lease are $25.

At December 31, 2004 future minimum lease payments under capital leases are as follows:

Year Ending December 31
2005	$14
2006	14
2007	9
2008	1

Total minimum lease payments	38
Less: Amount representing interest	(3)

Present value of future minimum lease payments	35
Less: Current portion	(14)

Long-term portion	$21

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

8.	Other Commitments and Contingencies

The Company has entered into sponsorship agreements with various teams and athletes. In addition to providing apparel and footwear to the teams and athletes, the Company pays a sponsorship fee. The future minimum sponsorship fees associated with these agreements totals $23 in 2005. Sponsorship fees expensed in 2004 was approximately $67 and is recorded in marketing and sales expense in the accompanying consolidated statement of operations.

From time to time, the Company is subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. The final disposition of such matters did not have a material effect on its financial position, results of operations or liquidity.

9.	401(k) Plan

The Company has a defined contribution savings plan (the “401(k) Plan”) to provide retirement income to all employees of the Company. The 401(k) Plan is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. It is funded by voluntary pre-tax contributions from employees and by matching employer contributions of 50% of the employee’s eligible wages up to 6% during 2004. Matching contributions of $98 were paid in 2004. Upon leaving the Company, each participant is 100% vested with respect to the participants’ contributions and vests 20% per year of service with respect to the Company’s contributions. Contributions are invested, as directed by the participant, in investment funds available under the 401(k) Plan.

10.	Common Stock Options

The Company currently has in effect the 2002 Stock Option Plan and the 1992 Stock Option Plan (the “Plans”). The Plans provide for the granting of options to purchase up to 2,425,000 shares of common stock, to employees or key independent contractors of the Company. All options must have an exercise price not less than the fair market value of the common stock on the date of grant as determined by the Company’s Board of Directors.

Stock options for employees generally vest 20% - 25% each year and expire ten years after the date of grant. Stock options for non-employee directors generally vest over three years and expire ten years after the date of grant.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

The following table summarizes activity under the Plans:

	2004
	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	1,966,872	$1.18
Granted	45,000	1.58
Exercised	(120,262)	0.24
Forfeited/expired	(240,852)	0.88

Outstanding at end of year	1,650,758	1.31

Available for grant at end of year	774,242

Exercisable at end of year	1,098,023	$1.41

The weighted average fair value of options granted during 2004 was $0.15.

The following table summarizes information about stock options as of December 31, 2004:

Options Outstanding			Options Exercisable
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life	Number of Options	Weighted- Average Exercise Price
$0.05	376,000	6.10	353,500	0.05
1.00	848,508	8.52	447,898	1.00
1.25	79,500	8.97	13,625	1.25
1.42	58,750	7.95	25,000	1.42
2.00	20,000	9.29	—	2.00
3.51	3,000	0.22	3,000	3.51
4.00	265,000	4.42	255,000	4.00

$1.31	1,650,758	7.31	1,098,023	1.41

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

11.	Income Taxes

Income tax expense is comprised of the following for the year ended December 31:

2004
Current tax expense
Federal	$1,169
State	89

Total current tax expense	1,258

Deferred tax expense
Federal	432
State	39

Total deferred tax expense	471

Total expense for income taxes	$1,729

The income tax provision recorded within the consolidated statement of operations differs from the provision determined by applying the U.S. statutory tax rate to pretax income as a result of the following:

2004
Federal income tax rate	34.0%
State income taxes, net of federal benefit	1.6%
Other, net	-2.8%

32.8%

Provision has not been made for additional U.S. or foreign taxes on undistributed earnings of controlled foreign subsidiaries where such earnings will continue to be reinvested. It is not practicable to estimate the additional taxes that might become payable upon the eventual remittance of the foreign earnings for which no provision has been made.

DashAmerica, Inc. and Subsidiaries

d/b/a Pearl Izumi

Notes to Consolidated Financial Statements

December 31, 2004

(In Thousands, Except Share and Per Share Data)

The deferred income tax assets (liabilities) are comprised of the tax effects of the following temporary differences:

2004
Intangible amortization	$(150)
Imputed interest on note payable to corporation	(30)

Gross deferred tax liabilities	(180)

Inventory obsolescence reserve	330
Allowance for doubtful accounts	111
Inventory capitalization	74
Property and equipment depreciation	324
Deferred compensation	31
Other	2

Gross deferred tax assets	872

Net deferred tax asset	$692

SFAS No. 109, Accounting for Income Taxes, requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has determined that a valuation allowance is not necessary due to the Company’s recent history of profitability and the likelihood the deferred tax asset would be realized.